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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 15, 1999


                            GROUP 1 AUTOMOTIVE, INC.
             (Exact name of Registrant as specified in its charter)


          Delaware                                          76-0506313
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                          Identification No.)


                            950 Echo Lane, Suite 100
                              Houston, Texas 77024
               (Address of principal executive offices) (Zip code)

                                 (713) 647-5700
               (Registrant's telephone number including area code)

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ITEM 5.  OTHER EVENTS

         On October 15, 1999, the Company closed an amendment to its Revolving Credit Agreement. The amendment increased the facility to a total of $1 billion. The facility consists of two tranches: the floorplan tranche and the acquisition tranche. The floorplan tranche capacity totals $780 million and the acquisition tranche capacity totals $220 million.

ITEM 7. EXHIBITS

         (c) 10.1 Fourth Amended and Restated Revolving Credit Agreement, dated as of October 15, 1999.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     Group 1 Automotive, Inc.

October 29, 1999                     By: /s/ Scott L. Thompson
---------------------                    ---------------------------------------
Date                                     Scott L. Thompson, Senior Vice
                                         President, Chief Financial Officer
                                         and Treasurer

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                               INDEX TO EXHIBITS

EXHIBIT NO.                         DESCRIPTION
-----------                         -----------

   10.1 Fourth Amended and Restated Revolving Credit Agreement, dated as of October 15, 1999.